Exhibit 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


   WERNER ENTERPRISES TO PARTICIPATE IN THE J.P. MORGAN AVIATION,
                 TRANSPORTATION & DEFENSE CONFERENCE

Omaha, Nebraska; March 3, 2010:
------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest transportation and logistics companies, announced that it will participate in the J.P. Morgan Aviation, Transportation & Defense Conference on Tuesday, March 9, 2010 at the J.P. Morgan Conference Center in New York City, New York.

     John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer of Werner, will represent the company at the conference. Mr. Steele will present a general overview of Werner's business and operations to the investment community. The presentation will begin at 9:20 a.m. (EST) and will be approximately 40 minutes in length. Mr. Steele will also take part in several meetings with investors during the conference.

     On the date of the conference, a live audio webcast of Werner's formal presentation and the investor materials provided by Werner at the J.P. Morgan Aviation, Transportation & Defense Conference will be publicly accessible on the internet through the "Investor
Information" link on the Werner website at www.werner.com. The investor materials and replays of the webcast presentation will then be archived and available to the public on the Werner website during the 30-day period following the conference date.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.

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     This  press release, as well as the investor materials  provided by and the oral public statements made by a Werner representative during the conference presentation, meetings and webcast announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities
Litigation  Reform  Act  of 1995, as amended.   Such  forward-looking
statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2009. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.